Exhibit 17.1

INTERMEDIATE TERM INCOME FUND

a portfolio of Performance Funds Trust

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 19 2012

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of the Intermediate Term Income Fund (“Performance Intermediate Term Income Fund”), a portfolio of the Performance Funds Trust, hereby designate and appoint Curtis Barnes and Danio Mastropieri as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on September 19 2012, at 100 Summer Street, Suite 1500, Boston, MA 02110 at 12:00 o’clock, Noon, Eastern Time, and at any adjournment thereof. The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE PERFORMANCE INTERMEDIATE TERM INCOME FUND. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

NOTE: Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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Signature Date

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Signature of Joint Shareholder Date

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Title if a corporation, partnership or other entity

Three simple methods to vote your proxy:

If you would like another copy of the proxy materials, they are available at www.proxyonline.us. You will need your control number above to log in.

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

PROXY CARD

INTERMEDIATE TERM INCOME FUND, a portfolio of Performance Funds Trust

QUESTIONS ABOUT THIS PROXY? Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-877-297-1742. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time. We have retained AST Fund Solutions to assist our shareholders in the voting process. If we have not received your proxy card or vote as the date of the Special Meeting approaches, representatives from AST Fund Solutions may call you to remind you to exercise your vote.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example: X

PROPOSAL:

	FOR	AGAINST	ABSTAIN
1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Total Return Bond Fund, a portfolio of Federated Total Return Series, Inc., would acquire all or substantially all of the assets of the Performance Intermediate Term Income Fund, in exchange for Class A Shares of Federated Total Return Bond Fund to be distributed pro rata by the Performance Intermediate Term Income Fund to shareholders of its Class A Shares, and for Service Shares of Federated Total Return Bond Fund to be distributed pro rata by the Performance Intermediate Term Income Fund to shareholders of its Institutional Class, in a complete liquidation, dissolution and termination of the Performance Intermediate Term Income Fund. As a result of this reorganization, shareholders of the Performance Intermediate Term Income Fund will receive shares of the specified share class of the Federated Total Return Bond Fund.	□	□	□

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

OR VOTE BY PHONE OR INTERNET.

PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.